EXHIBIT 3.136

ARTICLES OF INCORPORATION

OF

FEDERAL DEVELOPMENT CORPORATION

The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

I. The undersigned agrees to become a corporation by the name of FEDERAL DEVELOPMENT CORPORATION.

II. The address of the principal office of said corporation will be located at P. O. Box 26765, in the City of Richmond, and State of Virginia 23261.

The address of the principal place of business of said corporation will be located at P. O. Box 497, in the City of Sylvester, in the County of Boone, State of West Virginia 25130.

III. The purpose or purposes for which this corporation is formed are as follows:

1. To acquire, hold, buy, sell, assign Deeds or Leases of natural resources and commodities and to mine, extract, produce, quarry, or otherwise take possession of coal, clay, stone, ore, and minerals of every kind and description, and to buy, sell, trade, exchange or deal in and to act as agent, broker, factor, distributor or other representative entity in production, processing, purchase, sale, exchange of coal and all other products, natural resources and commodities.

2. To enter contracts with other business entities or individuals for the performance of any and all permissible commercial activities herein set forth or allowed under the laws of the State of West Virginia, the Unites States of America or elsewhere.

3. To acquire by purchase, subscription or otherwise, and to hold, sell, lease and dispose of real estate, personal property, stocks, bonds, securities and other evidences of debt and obligation; to become surety or guarantor for corporations and individuals on obligations not held by this corporation; to lend money to such corporations and individuals to do any and all other acts or things for the preservation, protection, and improvement or enhancement of the value of any such real estate, personal property, stocks, bonds, securities or other properties, or which are designed for such purposes.

4. To borrow money and to execute notes, bonds and other evidences of indebtedness therefor, and to pledge, assign, convey and encumber the corporate properties and assets for the security thereof.

5. To exercise the enumerated powers, and all others necessary, needful, incident or pertaining thereto, at any place either within or without the State of West Virginia, wherever the same may be lawfully carried on.

IV. No Shareholder or other person shall have any preemptive right whatsoever.

V. Provisions for the regulation of the internal affairs of the corporation are:

1. A. The Corporation shall indemnify each member of the Board and each officer of the Corporation now or hereafter serving as such, who was, is or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by, or in the right of, the Corporation), by reason of the fact that he is or was a Board member, officer, or agent of the Corporation or is or was serving at the request of the Corporation as a Board member, officer agent of another corporation, partnership, joint venture, trust or other enterprise.

B. Said indemnification shall be against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the aforementioned individuals in connection with such action, suit or proceeding, including any appeal thereof, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Corporation.

C. No indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct in the performance of his duties to the Corporation, except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. Indemnity with respect to any criminal action or proceeding will be provided only when the Board member or officer had no reasonable cause to believe his act was unlawful.

D. The amount paid to any Board member, officer or agent of the Corporation by way of indemnification shall not exceed the actual, reasonable and necessary expenses incurred in connection with the matter involved. The foregoing right of indemnification shall be in addition to but not exclusive of, any other right to which such Board member, or officer of the Corporation may otherwise be entitled by law.

2. The Board of Directors of this Corporation may, from time to time, in its discretion, declare and pay cash dividends from any reserves for mineral depletion maintained by the Corporation. Such dividends must be identified as a distribution of such reserves, and at the time of distribution the amount per share being paid from such reserves must be disclosed to each shareholder receiving such dividends.

VI. The amount of the total authorized capital stock of said Corporation shall be Ten Thousand Dollars ($10,000), which shall be divided into One Thousand (1,000) shares of the par value of Ten Dollars ($10.00) each.

VII. The full name and address of the incorporation is:

NAME	ADDRESS
Paul S. Barbery	11850 Wexwood Drive Richmond, VA 23235

VIII. The existence of this corporation is to be perpetual.

IX. No person to whom notice of process may be sent has been designated.

X. The number of directors constituting the initial board of directors of the corporation is three and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

Paul S. Barbery	11850 Wexwood Drive Richmond, VA 23235

Stephanie B. Provance	6543 S. Steven Hollows Drive Chesterfield, VA 23832

Jeanne H. Woo	11237 Smoketree Drive Richmond, VA 23236

THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file this Articles of Incorporation, and I have accordingly hereto set my hand this 3rd day if February, 1983.

/s/ /s/ Paul S. Barbery

Paul S. Barbery

Articles of Incorporation prepared by:

Paul S. Barbery

4 N. Fourth Street

Richmond, VA 23219

KEN HECHLER Secretary of State State Capitol, W-139 1900 Kanawha Blvd. East Charleston, WV 25305-0770	Penney Barker, Supervisor Corporations Division Tel: (304) 558-8000 Fax: (304) 558-0900 Hrs: 8:30 am—4:30 pm ET

www.state.wv.us/sos/	WEST VIRGINIA	wvsos@secretary.state.wv.us
ARTICLES OF INCORPORATION
FEE: $25.00	PROFIT AMENDMENT	FILE TWO ORIGINALS
plus any license tax increase

1.	The name of the corporation currently registered with the Secretary of State is:	Federal Development Corporation

2.	The date of the adoption of the amendment(s) was:	February 9, 1983

3.	In accordance with WV Code §31-1-107, the shareholders / board of directors have adopted the following amendment(s) to the Articles of Incorporation and/or purposes of the corporation:	X Change of name to: New River Energy Corporation Other (Attach amendments to form)

4.	The amendments were adopted as follows: (check (a), (b) or (c) and complete the checked section)

X	a.	No shares had been issued and the amendment was adopted by resolution of the board of directors.

	b.	The outstanding shares were not divided into classes, and the amendment was adopted by a majority vote of outstanding shares entitled to vote, as follows:

Total Number Outstanding Shares	Number Shares Entitled to Vote	Shares Voted For Amendment	Shares Voted Against Amendment

c.

The outstanding shares were divided into the classes designated below with the number of outstanding shares as listed, and the amendment was was adopted by a majority vote of the outstanding shares of each class, as follows:

Designation of Class	Number Shares Entitled to Vote	Shares Voted For Amendment	Shares Voted Against Amendment

5

WV Articles of Incorporation Profit Amendment
5.	(Complete this section only if the amendment provides for an exchange, reclassification or cancellation of issued shares.)
The means of making the exchange, reclassification or cancellation of issued shares will be:

6.	(Complete this section only if the amendment provides for a change in the number of share or value of capital stock.)
	The amount of authorized capital stock in the corporation will change:	from shares at a par value of $ to shares at a par value of $ and the total authorized capital stock shall hereinafter be: $

7.	The means of making the change in the amount of stated capital will be:

8.	Articles of Amendment prepared by:	Roger L. Nicholson, Secretary

The amendment was duly adopted as stated herein: (signatures of pres/vp and sec/asst sec required)

9/26/2000 Date	Timothy E. Comer President//Vice President Name	/s/ Timothy E. Comer Signature

9/20/2000 Date	Roger L. Nicholson Secretary/Asst. Secretary Name	/s/ Roger L. Nicholson Signature